AMENDMENT TO EMPLOYMENT AGREEMENT

THIS Amendment to Employment Agreement ("Amendment") is entered into this 14th day of March, 2016, by and between Noreen Griffin ("Griffin") and Immune Therapeutics, Inc., a Florida ("Company") in their individual capacities.

RECITALS

WHEREAS, on or around March 26, 2012, the parties hereto entered into an employment agreement ("Agreement"), pursuant to which Griffin is to provide executive services to the Company

WHEREAS, the parties wish to modify the Agreement, as previously amended, in accordance with this Amendment.

NOW, THEREFORE, in consideration of the promises contained herein, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1. The term of the Agreement is hereby, as of March 14, 2016, extended to March 25, 2017. The Agreement shall automatically renew each year for successive one-year terms, unless earlier terminated by either party by 30 days' written notice to the other party.

2. In consideration for extension of services, the Company will immediately issue Griffin warrants to purchase 1,000,000 shares of the Company's common stock at $0.20 cents a share, exercisable for 5 years from the date of issuance.

3. The parties acknowledge that Griffin was to have received 1,300,000 shares in additional compensation in 2015-2016 but such shares were issued then canceled due to the inability of the Company to pay the tax due in connection with the issuance. Griffin agrees to defer issuance of the shares until the Company has sufficient revenue to pay the taxes of shares. Shares will be valued at $0.05, which was the value of the stock at the time the shares were approved by the board.

4. Capitalized terms used in this Amendment without definition shall have the meanings assigned to such terms in the Agreement. In the event of any discrepancy between the Agreement and this Amendment, then this Amendment shall control. Except as provided in this Amendment, all terms and conditions of the Agreement remain unchanged. This Amendment may be executed in counterparts that, when taken together, shall constitute a single original agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date set forth above.

Noreen Griffin:

[signature]

____

Immune Therapeutics, Inc.

[signature]

____

Noreen Griffin, CEO

Christopher Pearce

Christopher Pearce (Mar 18, 2016)

____

Chris Pearce, COO



IMUN-Griffin Employment Agreement Addendum

Adobe Document Cloud Document History 3/18/16

Created:	3/18/16
By:	Kelly Wilson (kelly.wilson@immunetherapeutics.com)
Status:	SIGNED
Transaction ID:	CBJCHBCAABAAIFychTdMvdRJkRW_Ibsl8wlskrr_fn2D

"IMUN-Griffin Employment Agreement Addendum" History

Document created by Kelly Wilson (kelly.wilson@immunetherapeutics.com)
3/18/16 - 10:27:32 EDT - IP address: 72.238.15.200

Document emailed to Noreen Griffin (noreen.griffin@immunetherapeutics.com) for signature
3/18/16 - 10:27:53 EDT

Document emailed to Christopher Pearce (chris.pearce@immunetherapeutics.com) for signature
3/18/16 - 10:27:54 EDT

Document viewed by Christopher Pearce (chris.pearce@immunetherapeutics.com)
3/18/16 - 10:30:13 EDT - IP address: 50.128.211.201

Document e-signed by Christopher Pearce (chris.pearce@immunetherapeutics.com)
Signature Date: 3/18/16 - 10:30:57 EDT - Time Source: server - IP address: 50.128.211.201

Document viewed by Noreen Griffin (noreen.griffin@immunetherapeutics.com)
3/18/16 - 12:30:25 EDT - IP address: 72.238.104.208

Document e-signed by Noreen Griffin (noreen.griffin@immunetherapeutics.com)
Signature Date: 3/18/16 - 12:30:38 EDT - Time Source: server - IP address: 72.238.104.208

Signed document emailed to Noreen Griffin (noreen.griffin@immunetherapeutics.com), rmolski@att.net, Christopher Pearce (chris.pearce@immunetherapeutics.com), arden@austinlegalgroup.com, gaustin@austinlegalgroup.com and Kelly Wilson (kelly.wilson@immunetherapeutics.com)
3/18/16 - 12:30:38 EDT